Investor Presentation Actionable Intelligence® July 2019 Confidential and proprietary information of Verint© 2014 Systems Verint Inc. Systems © 20182019 Inc. Verint All RightsSystems Reserved Inc. All RightsWorldwide. Reserved Worldwide.

Disclaimers Forward Looking Statements This presentation contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward- looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements. The forward-looking statements contained in this presentation are made as of the date of this presentation and, except as required by law, Verint assumes no obligation to update or revise them, or to provide reasons why actual results may differ. For a more detailed discussion of how these and other risks, uncertainties, and assumptions could cause Verint’s actual results to differ materially from those indicated in its forward-looking statements, see Verint’s prior filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes financial measures which are not prepared in accordance with generally accepted accounting principles (“GAAP”), including certain constant currency measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the appendices to this presentation, Verint’s earnings press releases, as well as the GAAP to non-GAAP reconciliation found under the Investor Relations tab on Verint’s website www.verint.com. 2

Actionable Intelligence Strong Global Leader Momentum $1,375 MEETING CRITICAL Actionable Intelligence $1,245 CUSTOMER NEEDS $1,150 Accelerating $1,073 Revenue Growth1 CLEAR GROWTH FY17 FY18 FY19 FY20F Automation and Cloud STRATEGY $3.65 $3.21 $2.81 Double Digit SIGNIFICANT $2.51 Market Inflection Point 1 OPPORTUNITY EPS Growth FY17 FY18 FY19 FY20F 1 Non-GAAP $ in millions, except per share data. FY20F based on May 29, 2019 guidance Note: GAAP revenue for FY17 was $1,062 million, FY18 was $1,135 and FY19 was $1,230. GAAP Diluted EPS for FY17 was ($0.47), FY18 was ($0.10) and FY19 was $1.00 3

Actionable Intelligence Platform MASSIVE DATA CAPTURE ANALYTICS AND ARTIFICIAL INTELLIGENCE ACTIONABLE Recent Momentum INSIGHTS Accelerating Innovation Automation and Cloud 1,000 Patents and Applications 150 in Automation Filed in Last 24 Months STRONG DEMAND FOR ACTIONABLE INTELLIGENCE $10 BILLION TAM GROWING DOUBLE DIGITS1 1 Gartner research and Verint estimates 4

Growth Strategy ACTIONABLE INTELLIGENCE FOR A ACTIONABLE INTELLIGENCE FOR A SMARTER ENTERPRISE SAFER WORLD Elevating the Customer Experience Accelerating Security Investigations and to Driving Operational Efficiency Prevent and Neutralize Crime, Terror and Cyber Threats ACTIONABLE INTELLIGENCE PLATFORM 5

Actionable Intelligence for a Smarter Enterprise 6

Enterprises Face Escalating Customer Engagement Challenges Need New Technology to do More Without Increasing Headcount CHALLENGE 1 People Demand Better Response: Boards Demand Customer Experience CX Improvement WORKFORCE COST ALREADY CHALLENGE 2 >$1 Trillion1 Digital Transformation Response: Organizations Driving Interaction Growth Hire More Staff 1 Sources: Pelorus Associates, US Bureau of Labor Statistics and Verint estimates 7

Customer Engagement: Elevating CX and Reducing Operating Cost Verint Brings Automation to Customer Engagement Processes Across the Enterprise Enterprise CONTACT CENTER FRAUD AND DIGITAL/MOBILE MARKETING Functions BACK OFFICE COMPLIANCE FRAUD AND Verint HYBRID WORKFORCE AUTOMATED VOICE OF THE COMPLIANCE ENGAGEMENT SELF SERVICE CUSTOMER INSIGHTS Software AUTOMATION Automation Infused Throughout the Enterprise ACTIONABLE INTELLIGENCE PLATFORM 8

Customer Value Financial Services Healthcare Retail Telecom FUNCTION: Contact Center FUNCTION: Digital Operations FUNCTION: Marketing FUNCTION: Compliance OBJECTIVE: Improve quality and OBJECTIVE: Elevate customer OBJECTIVE: Leverage the voice- OBJECTIVE: Ensure customer consistency of customer experience experience and build loyalty in of-the-customer to increase data protection and avoid penalties competitive pharmaceutical market revenue on their digital assets VERINT SOLUTION VERINT SOLUTION VERINT SOLUTION VERINT SOLUTION Deployed Verint Hybrid Deployed Verint Automated Deployed Verint Voice-of-the- Deployed Verint Fraud and Workforce Engagement Self Service solution to Customer Insights solution to Compliance solution to solution to automatically capture automatically answer patient’s transform digital interactions into automatically evaluate 10 and analyze interactions and medical questions intelligently valuable insights to automatically million+ customer interactions recommend next best actions in identify lost revenue per year to detect compliance real-time Provided a better patient opportunities issues experience and elevated patient Ensured adherence to processes relationship without adding Improved digital customer Enabled analysis of 100% of across millions of interactions to headcount journeys to increase purchases interactions without additional improve operational efficiencies and drive revenue headcount – prior manual method only covered 3% of interactions and created significant financial exposure 9

Cloud Revenue Acceleration

Next Three Years Cloud Growth 30% to 40% CAGR



~ $250
(>40% growth)
$135
$165
FY18
FY19
FY20F

Non-GAAP Cloud Revenue ($ in millions)[1]

- FY19 ARR of $200m[2] (~40% growth) driving >40% growth in FY20F
- Maintenance revenue over $300m, opportunity to convert at 2x
- Multi-tenant SAAS gross margins of 80%

Competitive Differentiation

- Broadest customer engagement cloud portfolio
- Flexible hybrid cloud model with global reach
- Strong scalability from SMB to enterprise

[1] GAAP cloud revenue during FY18 and FY19 was $122 million and $151 million, respectively
[2] Represents cloud ARR calculated using non-GAAP cloud revenue as of Q4 FY19. Cloud ARR calculated using GAAP cloud revenue as of Q4 FY19 was $177 million

10

Leading Organizations Partner with Verint Simplify. Modernize. Automate. 11

SMB Opportunity Driven by Cloud and Channel Partners Cloud Portfolio Purpose-Built for Small to Medium-Sized Businesses SMB GROWTH OPPORTUNITY GROWING PARTNER ECOSYSTEM 15% of Customer Engagement Revenue Cloud Facilitates SMB Growth TT Leading SMB Cloud Portfolio Strong Partners for SMB and Enterprise 12

Recap: Automation and Cloud Strategy Drive Growth • Automation is critical to elevating C/X while managing headcount costs Automation • Robotics process automation purpose-built for customer engagement • Verint solutions infuse automation across the enterprise • Elevated demand for cloud across all customer engagement buyers • Maintenance conversion: expected to contribute a few points of growth per year in Cloud FY21 and FY22 • Verint cloud is differentiated across applications, go-to-market and operations

Actionable Intelligence for a Safer World 14

Security Threats are More Pervasive and Complex Organizations Find it More Challenging to Detect, Investigate and Neutralize Threats EXPONENTIAL DATA GROWTH MAKES DERIVING INCREASING NEED FOR INSIGHTS MORE CHALLENGING ADVANCED DATA MINING SOLUTION $4 Billion TAM - Sustainable Double Digit Growth Opportunity1 1 Based on Verint estimates 15

Verint Automates and Shortens Investigations Advanced Data Mining Software Differentiated by Automation and Domain Expertise End GOVERNMENT ENTERPRISE Markets Verint CYBER CYBER SITUATIONAL Software INTELLIGENCE SECURITY INTELLIGENCE Automation and Domain Expertise Infused Throughout Our Portfolio ACTIONABLE INTELLIGENCE PLATFORM 16

Customer Value Government Cyber Law Enforcement Leading Semiconductor Security Authority Organization Company LOCATION: APAC LOCATION: Europe LOCATION: U.S. with locations globally OBJECTIVE: Centrally protect multiple OBJECTIVE: Fight organized crime, drug OBJECTIVE: Improve employees and government agencies from cyber attacks trafficking and other criminal activities assets protection without increasing costs VERINT SOLUTION VERINT SOLUTION VERINT SOLUTION Deployed Verint’s Cyber solution to Deployed Verint’s Web, Social and Deployed Verint’s Situational help identify malware and automate Fusion Intelligence solution to Intelligence solution to capture SOC operations for better capture and analyze social and analyze IoT data across identification, prioritization and media/web data and unearth critical multiple locations around the world remediation of attacks insights to expedite complex investigations Solution designed to improve Reduced time-to-detect (from 1 employee safety, protect assets, week to 4 hours) and saved 40% Reduced average case resolution and speed response without SOC staff time by 50% (from 1 week to 3.5 days) increasing security personnel. 17

Growing Customer Base Across Government and Enterprise Added 100 New Customers Last Year GOVERNMENT ENTERPRISE 400 Customers 600 Customers BANK OF TAIWAN Global Presence 100+ Countries 80% of Cyber Intelligence Revenue 20% of Cyber Intelligence Revenue Diversified Government Agencies Industry Leaders Partner with Verint 18

Strong Revenue Growth and Margin Expansion Opportunity


DATA MINING SOFTWARE LEADERSHIP

- Double digit growth opportunity
- Broad portfolio powered by differentiated data mining software
- Growing customer base and improved visibility

Software Model Transition


12.8%
13.6%
15.5%
>20%
FY17
FY18
FY19
FY22F

Fully Allocated Estimated Adjusted EBITDA Margin[1]

- Software model transition started FY17 to drive margin expansion
- Achieved ~300bps margin improvement through FY19
- Targeting additional ~500bps margin improvement within 3 years

[1] Please see the reconciliation for Fully Allocated Estimated Adjusted EBITDA Margin in the appendices.

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Recap: Automation and Software Model Drives Growth • Data Mining software is critical to detect, investigate and neutralize security threats Automation • Automation helps address shortage of data scientists and analysts • Verint infuses automation across portfolio • Significant benefits to customers from software productization and frequent refreshes Software • Software model makes our portfolio even more competitively differentiated Model • Verint offers customers the flexibility to shift from integrator model to software model 20

Financial Review 21

FY2019 Financial Highlights Strong Performance Across Every Key Metric GAAP ($ in millions, GROWTH Non-GAAP ($ in millions, GROWTH except per FROM PRIOR except per FROM PRIOR share data) YEAR share data) YEAR Revenue $1,230 +8.3% Revenue $1,245 +8.2% Gross Margin 66.6% +120bps Gross Margin 63.5% +290bps Operating Income $267 +18.0% Operating Income $114 +134.9% Operating Margin 21.4% +180bps Operating Margin 9.3% +500bps Adjusted EBITDA $297 +15.6% Diluted EPS $1.00 n/a Adjusted EBITDA Margin 23.8% +150bps Operating Cash Flow $215 +22.1% Diluted EPS $3.21 +14.2% Note: Please see appendices for GAAP to Non-GAAP reconciliations. 22

Q1 Financial Highlights Strong Start to FY20 GAAP ($ in millions, GROWTH Non-GAAP ($ in millions, GROWTH except per FROM PRIOR except per FROM PRIOR share data) YEAR share data) YEAR Revenue $315 +9.0% Revenue $324 +11.0% Gross Margin 67.4% +350bps Gross Margin 63.8% +320bps Operating Income $62 +35.0% Operating Income $14 +85.9% Operating Margin 19.2% +340bps Operating Margin 4.6% +190bps Adjusted EBITDA $70 29.1% Diluted EPS $0.02 NA Adjusted EBITDA Margin 21.6% +300bps Operating Cash Flow $93 +54.7% Diluted EPS $0.73 +38.0% Note: Please see appendices for GAAP to Non-GAAP reconciliations. 23

Accelerating Revenue Growth with Margin Expansion FY20 Guidance and Three Year Targets: 10% Revenue CAGR and 14% EPS CAGR Non-GAAP Revenue Non-GAAP EPS ($ in millions) $1,650 $4.70 $1,375 $1,245 $3.65 $1,150 $3.21 $1,073 $2.51 $2.81 FY17 FY18 FY19 FY20 FY22 FY17 FY18 FY19 FY20 FY22 Guidance Three Guidance Three Year Year GAAP Revenue $1,062 $1,135 $1,230 ($0.47) ($0.10) $1.00 Target GAAP EPS Target Note: FY19 actual, FY20 guidance and FY22 three year targets reflect the adoption of ASC 606. 24

Positive Dynamics in Both Segments Customer Engagement Cyber Intelligence Cloud First Strategy Software Model Strategy 25

Customer Engagement Cloud First Strategy 26

Cloud First Strategy Positive Impact to Financial Model – Recurring Revenue Growth with Margin Expansion $ in millions, Non-GAAP FY2018 FY2019 FY2020 Guidance FY2022 Three Year Targets Recurring Revenue $440 $481 ~61% of Total ~70% of Total % Growth 7.0% 9.1% Nonrecurring Revenue $315 $330 ~39% of Total ~30% of Total % Growth 3.3% 5.1% Total Revenue $755 $811 ~$900 ~$1,080 % Growth 5.4% 7.5% ~11.0% ~10.0% CAGR Fully Allocated Estimated Gross Profit $515 $560 Gross Margin 68.2% 69.0% ~70.0% ~70.0% Fully Allocated Estimated Operating Income $183 $210 % of Revenue 24.2% 25.9% Up ~50bps ~27.5% Fully Allocated Estimated Adjusted EBITDA $203 $229 % of Revenue 26.9% 28.3% ~28.5% ~30.0% 27

Cloud Definitions • Recurring Revenue – cloud and maintenance revenue • Cloud Revenue – SaaS and Optional Managed Services • SaaS – software deployed in the cloud (predominately offered as bundled SaaS) • Bundled SaaS – software sold together with standard managed services • Unbundled SaaS – software sold separately from managed services • Optional Managed Services – recurring services to address technical and business customer requirements • Maintenance Revenue – recurring customer support revenue from on-premise deployments • Cloud ARR – the value of cloud revenue contracts normalized to a one-year period 28

Cloud First Strategy Drives Cloud Revenue Growth Growth Generated by New SaaS Deals and Maintenance Conversion ($ in millions, Non-GAAP) Cloud Revenue $500 ~$450 $450 Maintenance Conversion Opportunity $400 Cloud $350 ARR $200 • Expect FY20 maintenance revenue >$300 Million $300 ~$250 $250 • Opportunity for 2x revenue uplift $200 $165 • Expect conversion to contribute a few points to $135 $150 FY21 & FY22 growth $100 $50 $0 FY18 FY19 FY20 FY22 Three Guidance Year Target Minimal Maintenance Conversion GAAP Cloud $122 $151 Revenue Note: ~$450 million of FY22 non-GAAP cloud revenue assumes the high end of our 30% to 40% CAGR target range 29

Cloud First Strategy – Three Year Model Recap FY19 FY22 Three Year Targets (Non-GAAP unless otherwise noted, $ in millions) (1/31/19) (1/31/22) Total (@ 10% CAGR) $811 ~$1,080 Recurring Revenue (Cloud and Maintenance) $481 ~$750 Cloud (@ 40% CAGR) (2) (3) $165 ~$450 % SaaS (1) ~75% ~85% % Optional Managed Services (1) ~25% ~15% Revenue Maintenance $316 ~$300 Nonrecurring Revenue (On-Premise and Services) $330 Similar Level % Cloud 20% >40% Mix % Recurring 59% ~70% Gross Margin 69.0% ~70% Recurring Revenue Gross Margin Mid to High 70%s Similar Level (4) SaaS Gross Margin Mid 70%s 80% for new deals Optional Managed Services Gross Margin Mid 30%s Similar Level Maintenance Gross Margin Mid 80%s Similar Level Nonrecurring Revenue Gross Margin Mid 50%s Similar Level Margins Operating Margin 25.9% ~27.5% Adjusted EBITDA Margin 28.3% ~30% 1 GAAP and Non-GAAP. 2 Cloud guidance 30% to 40% CAGR; 40% assumed for Cloud revenue target. 3 SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS where managed services are purchased separately. 4 Margins are estimated 30 Note: Our FY22 targets are on a non-GAAP basis.

Cyber Intelligence Software Model Strategy 31

Transition to Software Model Positive Impact to Financial Model – Revenue Growth with Margin Expansion $ in millions, Non-GAAP FY2018 FY2019 FY2020 Guidance FY2022 Three Year Targets Revenue $395 $434 ~$475 ~$575 % Growth 10.9% 9.7% ~10.0% ~10.0% CAGR Fully Allocated Estimated Gross Profit $238 $269 Gross Margin 60.1% 62.0% Approaching Mid 60%s Approaching 70% Fully Allocated Estimated Operating Income $43 $57 % of Revenue 11.0% 13.1% ~14.0% >17.5% Fully Allocated Estimated Adjusted EBITDA $54 $67 % of Revenue 13.6% 15.5% ~16.5% >20.0% 32

Software Model Strategy Productization Drives Customer Benefits and Better Margins Traditional Integrator Model New Software Model . Integrator model (bundled software, hardware, . Software model (unbundle and productize software) customizations and integration services) . Verint CIS Gross Margin: approaching 70% in 3 years . Verint CIS Gross Margin: currently low 60%s . Customer Benefits: accelerate software refresh cycles . Customer Benefits: single vendor accountability Software Model Drives On-going Margin Improvements >20% 15.5% . Software productization drives margin expansion 12.8% 13.6% . Over 700bps of improvement expected from FY17 to FY22 FY17 FY18 FY19 FY22 Three Year Target Fully Allocated Estimated Adjusted EBITDA Margin(1) (1) Please see the reconciliation for Fully Allocated Estimated Adjusted EBITDA Margin in the appendices. 33

Efficient Capital Structure As of 4/30/19 Cash $516 million Net Debt (Term B and Convertible, net of Cash) $301 million Ratings Moody’s: Ba2; S&P: BB Average Interest Rate 2.8% Net Debt/LTM Adjusted EBITDA 1.0x Notes: • Moody’s upgraded Verint’s corporate family rating to Ba2 from Ba3 on June 24, 2019. • Convertible senior notes due June 1, 2021 and term loan due June 29, 2024. • Financial data is non-GAAP. See appendices for reconciliation. • Cash includes cash, cash equivalents, short-term restricted cash and cash equivalents and restricted time deposits, short-term investments, long-term restricted cash, and long-term restricted investments. • Net Debt includes long-term restricted cash and long-term restricted investments, and excludes convertible note discounts and other unamortized discounts and issuance costs associated with our debt, which are required under GAAP. See appendices for reconciliation. • Average interest rate excludes the impact of amortization of discounts and deferred financing fees. 34

Three Year Non-GAAP Targets (FY22)

Verint	Revenue: **~$1.65 Billion**	Adjusted EBITDA Margin: **~27%**	Diluted EPS: **$4.70**
Customer Engagement	Revenue: **~$1.08 Billion**	Adjusted EBITDA Margin: **~30%**	Cloud Revenue Mix: **>40%** Recurring Revenue Mix: **~70%**
Cyber Intelligence	Revenue: **~$575 Million**	Adjusted EBITDA Margin: **>20%**	Gross Margin Expansion from **Software Model** Transition

35

Appendices 36

About Non-GAAP Financial Measures The following tables include reconciliations of certain financial measures not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), consisting of non-GAAP revenue, non-GAAP cloud revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non- GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, constant currency measures, estimated GAAP and non-GAAP fully allocated gross margins, and estimated non-GAAP fully allocated operating margins and estimated fully allocated adjusted EBITDA to the most directly comparable financial measures prepared in accordance with GAAP. We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by: • facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast, • facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and • allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters. We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful. Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non- GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures. 37

About Non-GAAP Financial Measures Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures: • Revenue adjustments. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to cloud services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies. We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance. • Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results. • Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock- based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry. • Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges. These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures. 38

About Non-GAAP Financial Measures • Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt. • Losses and expenses on early retirements or modifications of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt, and expenses incurred to modify debt terms, because we believe they are not reflective of our ongoing operations. • Acquisition expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses. • Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results. • Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those associated with restructuring or acquisition activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, including $1.9 million of fees and expenses for the three months ended April 30, 2019 related to a shareholder proxy contest, all of which are unusual in nature and can vary significantly in amount and frequency. 39

About Non-GAAP Financial Measures • Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rates for the year ending January 31, 2020 is currently approximately 10%, and was 11.0% for the year ended January 31, 2019. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate. Customer Engagement Cloud, Recurring and Nonrecurring Revenue Metrics Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of initial and renewal post contract support and cloud revenue. Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, consulting, implementation and installation services, and training. Cloud revenue, on both a GAAP and non-GAAP basis, primarily consists of SaaS and optional managed services. SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS that we account for as term licenses where managed services are purchased separately. Optional Managed Services is recurring services that are intended to improve our customers operations and reduce expenses. We believe that recurring revenue, nonrecurring revenue, and cloud revenue provide investors with useful insight into the nature and sustainability of our revenue streams. The recurrence of these revenue streams in future periods depends on a number of factors including contractual periods and customers' renewal decisions. Please see “Revenue adjustments” above for an explanation for why we present these revenue numbers on both a GAAP and non-GAAP basis. 40

About Non-GAAP Financial Measures Adjusted EBITDA Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness. Net Debt Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long- term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors. 41

Financial Outlook Our non-GAAP outlook for the year ending January 31, 2020 excludes the following GAAP measures which we are able to quantify with reasonable certainty: • Amortization of intangible assets of approximately $55 million. • Amortization of discount on convertible notes of approximately $12 million. Our non-GAAP outlook for the year ending January 31, 2020 excludes the following GAAP measures for which we are able to provide a range of probable significance: • Revenue adjustments are expected to be between approximately $24 million and $26 million. • Stock-based compensation is expected to be between approximately $73 million and $77 million, assuming market prices for our common stock approximately consistent with current levels. Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates. We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three months ended April 30, 2019 and years ended January 31, 2019 and 2018 for the GAAP measures excluded from our non-GAAP outlook appear in the GAAP to Non-GAAP Reconciliation Tables contained in this presentation. 42

Financial Outlook Our non-GAAP Consolidated, Customer Engagement, and Cyber Intelligence three-year targets exclude various GAAP measures, including: • Amortization of intangible assets. • Stock-based compensation expenses. • Revenue adjustments. • Acquisition expenses. • Restructuring expenses. Our non-GAAP Consolidated three-year targets also reflect income tax provisions on a non-GAAP basis. We are unable, without unreasonable efforts, to provide a reconciliation for these GAAP measures which are excluded from our non-GAAP Consolidated, Customer Engagement, and Cyber Intelligence three-year targets, due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. Our non-GAAP Consolidated, Customer Engagement, and Cyber Intelligence three-year targets reflect foreign currency exchange rates approximately consistent with current rates. 43

GAAP to Non-GAAP Reconciliations ($ in millions) Three Months Ended Year Ended Three Months Ended April 30, 2018 July 31, 2018 October 31, 2018 January 31, 2019 January 31, 2019 April 30, 2019 Revenue Reconciliation GAAP revenue$ 289.2 $ 306.3 $ 304.0 $ 330.2 $ 1,229.7 $ 315.3 Revenue adjustments 2.8 2.2 4.0 6.5 15.4 8.9 Non-GAAP revenue$ 292.0 $ 308.5 $ 308.0 $ 336.7 $ 1,245.1 $ 324.2 Gross Profit Reconciliation GAAP gross profit$ 175.1 $ 193.0 $ 192.7 $ 219.7 $ 780.5 $ 201.1 GAAP gross margin 60.6% 63.0% 63.4% 66.5% 63.5% 63.8% Revenue adjustments 2.8 2.2 4.0 6.5 15.4 8.9 Amortization of acquired technology 7.4 5.5 5.9 6.5 25.4 6.7 Stock-based compensation expenses 0.8 1.9 1.4 1.6 5.7 1.4 Acquisition expenses - - - 0.3 0.4 - Restructuring expenses 0.4 0.7 0.1 0.3 1.5 0.5 Non-GAAP gross profit$ 186.5 $ 203.3 $ 204.1 $ 234.9 $ 828.9 $ 218.6 Non-GAAP gross margin 63.9% 65.9% 66.3% 69.8% 66.6% 67.4% Note: Amounts may not cross foot due to rounding. 44

GAAP to Non-GAAP Reconciliations

($ in millions)

	Three Months Ended				Year Ended	Three Months Ended
	April 30, 2018	July 31, 2018	October 31, 2018	January 31, 2019	January 31, 2019	April 30, 2019
Operating Income Reconciliation						
GAAP operating income	**$ 7.8**	**$ 29.2**	**$ 33.7**	**$ 43.6**	**$ 114.2**	**$ 14.5**
As a percentage of GAAP revenue	**2.7%**	**9.5%**	**11.1%**	**13.2%**	**9.3%**	**4.6%**
Revenue adjustments	2.8	2.2	4.0	6.5	15.4	8.9
Amortization of acquired technology	7.4	5.5	5.9	6.5	25.4	6.7
Amortization of other acquired intangible assets	7.7	7.4	7.6	8.3	31.0	7.7
Stock-based compensation expenses	16.4	17.5	16.6	16.1	66.7	17.1
Acquisition expenses, net	2.3	0.1	1.9	5.7	9.9	3.9
Restructuring expenses	1.1	0.9	1.0	1.9	4.9	1.4
Other adjustments	0.6	0.6	(1.5)	(0.4)	(0.6)	2.1
Non-GAAP operating income	**$ 46.1**	**$ 63.4**	**$ 69.2**	**$ 88.2**	**$ 266.9**	**$ 62.3**
As a percentage of non-GAAP revenue	**15.8%**	**20.6%**	**22.5%**	**26.2%**	**21.4%**	**19.2%**
Other Expense Reconciliation						
GAAP other expense, net	**$ (8.7)**	**$ (10.0)**	**$ (7.8)**	**$ (9.9)**	**$ (36.5)**	**$ (9.3)**
Unrealized (gains) losses on derivatives, net	(0.5)	0.4	0.4	0.9	1.1	0.7
Amortization of convertible note discount	2.9	2.9	2.9	3.0	11.9	3.1
Acquisition expenses, net	-	0.3	-	0.1	0.4	(0.1)
Non-GAAP other expense, net	**$ (6.3)**	**$ (6.4)**	**$ (4.5)**	**$ (5.9)**	**$ (23.1)**	**$ (5.6)**

Note: Amounts may not cross foot due to rounding.

45

GAAP to Non-GAAP Reconciliations

($ in millions, except share and per share data; shares in thousands)

	Three Months Ended				Year Ended	Three Months Ended
	April 30, 2018	July 31, 2018	October 31, 2018	January 31, 2019	January 31, 2019	April 30, 2019
Tax Provision (Benefit) Reconciliation						
GAAP provision (benefit) for income taxes	**$ 0.3**	**$ (3.7)**	**$ 5.6**	**$ 5.4**	**$ 7.5**	**$ 1.4**
GAAP effective income tax rate	**-28.8%**	**-19.4%**	**21.7%**	**16.0%**	**9.7%**	**27.3%**
Non-GAAP tax adjustments	4.0	9.7	1.4	4.2	19.4	4.0
Non-GAAP provision for income taxes	**$ 4.3**	**$ 6.0**	**$ 7.0**	**$ 9.6**	**$ 26.9**	**$ 5.4**
Non-GAAP effective income tax rate	**10.7%**	**10.5%**	**10.8%**	**11.7%**	**11.0%**	**9.5%**
Net (Loss) Income Attributable to Verint Systems Inc. Reconciliation						
GAAP net (loss) income attributable to Verint Systems Inc.	**$ (2.2)**	**$ 22.0**	**$ 18.9**	**$ 27.3**	**$ 66.0**	**$ 1.6**
Total GAAP net (loss) income adjustments	36.7	28.1	37.5	44.4	146.7	47.5
Non-GAAP net income attributable to Verint Systems Inc.	**$ 34.5**	**$ 50.1**	**$ 56.4**	**$ 71.7**	**$ 212.7**	**$ 49.1**
GAAP diluted net (loss) income per common share attributable to Verint Systems Inc.	$ (0.03)	$ 0.33	$ 0.29	$ 0.41	$ 1.00	$ 0.02
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$ 0.53	$ 0.76	$ 0.85	$ 1.08	$ 3.21	$ 0.73
GAAP weighted-average shares used in computing diluted net (loss) income per common share	**63,928**	**65,840**	**66,200**	**66,504**	**66,245**	**67,088**
Additional weighted-average shares applicable to non-GAAP net income per common share attributable to Verint Systems Inc	1,203	-	-	-	-	-
Non-GAAP diluted weighted-average shares used in computing net income per common share	**65,131**	**65,840**	**66,200**	**66,504**	**66,245**	**67,088**

Note: Amounts may not cross foot due to rounding.

46

GAAP to Non-GAAP Reconciliations ($ in millions) Three Months Ended Year Ended Three Months Ended April 30, 2018 July 31, 2018 October 31, 2018 January 31, 2019 January 31, 2019 April 30, 2019 Adjusted EBITDA Reconciliation GAAP net (loss) income attributable to Verint Systems Inc.$ (2.2) $ 22.0 $ 18.9 $ 27.3 $ 66.0 $ 1.6 As a percentage of GAAP revenue -0.8% 7.2% 6.2% 8.3% 5.4% 0.5% Net income attributable to noncontrolling interest 1.0 0.9 1.3 1.0 4.2 2.2 Provision (benefit) income taxes 0.3 (3.7) 5.6 5.4 7.5 1.4 Other expense, net 8.7 10.0 7.8 9.9 36.5 9.3 GAAP depreciation & amortization (1) 23.3 20.3 20.6 22.0 86.2 22.3 Revenue adjustments 2.8 2.2 4.0 6.5 15.4 8.9 Stock-based compensation expenses 16.4 17.5 16.6 16.1 66.7 17.1 Acquisition expenses, net 2.3 0.1 1.9 5.7 9.9 3.9 Restructuring expenses 1.1 0.8 1.1 1.9 4.9 1.3 Other adjustments 0.6 0.6 (1.5) (0.4) (0.6) 2.1 Adjusted EBITDA$ 54.3 $ 70.7 $ 76.3 $ 95.4 $ 296.7 $ 70.1 As a percentage of non-GAAP revenue 18.6% 22.9% 24.8% 28.3% 23.8% 21.6% 1 Adjusted for patent financing fee amortization, 47 Note: Amounts may not cross foot due to rounding.

Revenue by Segment Reconciliations ($ in millions) Three Months Three Months Ended Year Ended Ended April 30, 2018 July 31, 2018 October 31, 2018 January 31, 2019 January 31, 2019 April 30, 2019 GAAP Revenue by Segment: Customer Engagement$ 186.5 $ 200.8 $ 197.5 $ 211.5 $ 796.3 $ 207.1 Cyber Intelligence 102.7 105.5 106.5 118.7 433.4 108.2 GAAP Total Revenue$ 289.2 $ 306.3 $ 304.0 $ 330.2 $ 1,229.7 $ 315.3 Revenue Adjustments: Customer Engagement$ 2.7 $ 2.2 $ 4.0 $ 6.3 $ 15.0 $ 8.8 Cyber Intelligence 0.1 - - 0.2 0.4 0.1 Total Revenue Adjustments$ 2.8 $ 2.2 $ 4.0 $ 6.5 $ 15.4 $ 8.9 Non-GAAP Revenue by Segment: Customer Engagement$ 189.2 $ 203.0 $ 201.5 $ 217.8 $ 811.3 $ 215.9 Cyber Intelligence 102.8 105.5 106.5 118.9 433.8 108.3 Non-GAAP Total Revenue$ 292.0 $ 308.5 $ 308.0 $ 336.7 $ 1,245.1 $ 324.2 Note: Amounts may not cross foot due to rounding. 48

Table of Reconciliation from Gross Debt to Net Debt, including Long-Term Restricted Cash, Cash Equivalents, Time Deposits and Investments ($ in millions) As of As of January 31, 2019 April 30, 2019 Current maturities of long-term debt$ 4.3 $ 4.3 Long-term debt 777.8 780.3 Unamortized debt discounts and issuance costs 36.6 33.0 Gross debt 818.7 817.6 Less: Cash and cash equivalents 370.0 412.0 Restricted cash and cash equivalents, and restricted time deposits 42.3 39.7 Short-term investments 32.3 39.4 Long-term restricted cash, cash equivalents, time deposits and investments 23.1 25.1 Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments$ 351.0 $ 301.4 49

Reconciliation of GAAP to Non-GAAP Customer Engagement Recurring Revenue and Nonrecurring Revenue

($ in millions)

	Year Ended January 31, 2018 (1)	Three Months Ended April 30, 2018 (1)	Three Months Ended July 31, 2018 (1)	Three Months Ended October 31, 2018 (1)	Three Months Ended January 31, 2019	Year Ended January 31, 2019	Three Months Ended April 30, 2019
Table of Reconciliation from GAAP Recurring Revenue to Non-GAAP Recurring Revenue							
Customer Engagement							
Recurring revenue - GAAP	$ 425.6	$ 107.8	$ 117.7	$ 116.9	$ 123.1	$ 465.7	$ 123.4
As a percentage of GAAP revenue	57.5%	57.8%	58.6%	59.2%	58.2%	58.5%	59.6%
Estimated revenue adjustments	15.0	2.7	2.2	4.0	6.3	15.0	8.8
Recurring revenue - non-GAAP	$ 440.6	$ 110.5	$ 119.9	$ 120.9	$ 129.4	$ 480.7	$ 132.2
As a percentage of non-GAAP revenue	58.4%	58.4%	59.1%	60.0%	59.4%	59.3%	61.2%
Table of Reconciliation from GAAP Nonrecurring Revenue to Non-GAAP Nonrecurring Revenue							
Customer Engagement							
Nonrecurring revenue - GAAP & Non-GAAP	$ 314.4	$ 78.7	$ 83.1	$ 80.6	$ 88.4	$ 330.6	$ 83.7

(1) To conform with the presentation described in footnote 2 of our April 30, 2019 Form 10-Q, the classification of Customer Engagement unbundled SaaS revenue for the three months ended April 30, 2018, July 31, 2018, October 31, 2018 and January 31, 2019 and the year ended January 31, 2018 has been updated to reflect recurring revenue which had previously been presented within nonrecurring revenue.

50

Reconciliation of GAAP to Non-GAAP Customer Engagement Cloud Revenue ($ in millions) Three Months Ended Year Ended Three Months Ended April 30, 2018 July 31, 2018 October 31, 2018 January 31, 2019 January 31, 2019 April 30, 2019 Table of Reconciliation from GAAP Cloud Revenue to Non-GAAP Cloud Revenue Customer Engagement SaaS revenue - GAAP$ 24.1 $ 26.7 $ 27.6 $ 31.3 $ 109.6 $ 33.6 Managed Services - GAAP 8.7 9.9 10.1 12.3 41.1 13.5 Cloud revenue - GAAP$ 32.8 $ 36.6 $ 37.7 $ 43.6 $ 150.7 $ 47.1 Estimated SaaS revenue adjustments 2.1 1.4 3.4 5.6 12.5 8.0 Estimated managed services revenue adjustments 0.4 0.7 0.5 0.6 2.2 0.6 Estimated cloud revenue adjustments 2.5 2.1 3.9 6.2 14.7 8.6 SaaS revenue - non-GAAP 26.2 28.1 31.0 36.9 122.1 41.6 Managed Services - non-GAAP 9.1 10.6 10.6 12.9 43.3 14.1 Cloud revenue - non-GAAP$ 35.3 $ 38.7 $ 41.6 $ 49.8 $ 165.4 $ 55.7 Note: Amounts may not cross foot due to rounding. 51

Estimated GAAP to Non-GAAP Fully Allocated Gross Margins

($ in millions)

	For Year Ended January 31, 2018 Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 184.2	$ 215.5	$ 399.7
GAAP Service revenue	555.9	179.6	735.5
Total GAAP revenue	**740.1**	**395.1**	**1,135.2**
Product costs	34.7	92.3	127.0
Service expenses	197.6	61.5	259.1
Amortization of acquired technology	22.2	16.0	38.2
Stock-based compensation expenses (1)	6.9	1.6	8.5
Shared support service allocation (2)	9.2	4.8	14.0
Total GAAP cost of revenue	**270.6**	**176.2**	**446.8**
GAAP gross profit	**$ 469.5**	**$ 218.9**	**$ 688.4**
GAAP gross margin	**63.4%**	**55.4%**	**60.6%**
Revenue adjustments	14.9	0.4	15.3
Amortization of acquired technology	22.2	16.0	38.2
Stock-based compensation expenses (1)	6.9	1.6	8.5
Acquisition expenses, net (3)	0.1	-	0.1
Restructuring expenses (3)	1.5	0.7	2.2
Non-GAAP gross profit	**$ 515.1**	**$ 237.6**	**$ 752.7**
Non-GAAP gross margin	**68.2%**	**60.1%**	**65.4%**

	For Year Ended January 31, 2019 Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 221.7	$ 232.9	$ 454.6
GAAP Service revenue	574.6	200.5	775.1
Total GAAP revenue	**796.3**	**433.4**	**1,229.7**
Product costs	35.0	90.6	125.6
Service expenses	208.1	69.6	277.7
Amortization of acquired technology	18.0	7.4	25.4
Stock-based compensation expenses (1)	4.4	1.3	5.7
Shared support service allocation (2)	9.7	5.1	14.8
Total GAAP cost of revenue	**275.2**	**174.0**	**449.2**
GAAP gross profit	**$ 521.1**	**$ 259.4**	**$ 780.5**
GAAP gross margin	**65.4%**	**59.9%**	**63.5%**
Revenue adjustments	15.0	0.4	15.4
Amortization of acquired technology	18.0	7.4	25.4
Stock-based compensation expenses (1)	4.4	1.3	5.7
Acquisition expenses, net (3)	0.3	0.1	0.4
Restructuring expenses (3)	1.0	0.5	1.5
Non-GAAP gross profit	**$ 559.8**	**$ 269.1**	**$ 828.9**
Non-GAAP gross margin	**69.0%**	**62.0%**	**66.6%**

Note: Amounts may not cross foot due to rounding. Please refer to notes on bottom of Slide 53.

52

Estimated GAAP to Non-GAAP Fully Allocated Gross Margins – Cont’d ($ in millions) For Three Months Ended April 30, 2019 Customer Cyber Engagement Intelligence Consolidated GAAP Product revenue$ 54.0 $ 50.2 $ 104.2 GAAP Service revenue 153.1 58.0 211.1 Total GAAP revenue 207.1 108.2 315.3 Product costs 8.5 17.9 26.4 Service expenses 57.5 18.5 76.0 Amortization of acquired technology 5.4 1.3 6.7 Stock-based compensation expenses (1) 1.1 0.3 1.4 Shared support service allocation (2) 2.4 1.3 3.7 Total GAAP cost of revenue 74.9 39.3 114.2 GAAP gross profit$ 132.2 $ 68.9 $ 201.1 GAAP gross margin 63.8% 63.7% 63.8% Revenue adjustments 8.8 0.1 8.9 Amortization of acquired technology 5.4 1.3 6.7 Stock-based compensation expenses (1) 1.1 0.3 1.4 Acquisition expenses, net (3) - - - Restructuring expenses (3) 0.3 0.2 0.5 Non-GAAP gross profit$ 147.8 $ 70.8 $ 218.6 Non-GAAP gross margin 68.4% 65.4% 67.4% Note: Amounts may not cross foot due to rounding. (1) Represents the stock-based compensation expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2019, annual operations and service expense wages for each segment, and the stock-based compensation expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual operations and service expense wages for each segment, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses. (2) Represents the portion of our shared support expenses (as disclosed in footnote 16 to our January 31, 2019 Form 10-K) applicable to cost of revenue, allocated proportionally to our year ended January 31, 2019 annual non-GAAP segment revenue, and our shared support expenses (as disclosed in footnote 15 to our January 31, 2018 Form 10-K) applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses. (3) Represents the portion of our acquisition expenses, net and restructuring expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2019, annual non-GAAP segment revenue, and our acquisition expenses, net and restructuring expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for 53 purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

Reconciliation of Estimated GAAP to Non-GAAP Fully Allocated Gross Margins ($ in millions) Year Ended January 31, 2019 Customer Engagement Nonrecurring Recurring Total GAAP gross profit$ 176.1 $ 345.0 $ 521.1 GAAP gross margin 53.3% 74.1% 65.4% Revenue adjustments - 15.1 15.1 Amortization of acquired technology (1) 7.3 10.7 18.0 Stock-based compensation expenses (1) 1.8 2.6 4.4 Acquisition expenses, net (1) 0.1 0.1 0.2 Restructuring expenses (1) 0.4 0.6 1.0 Non-GAAP gross profit$ 185.7 $ 374.1 $ 559.8 Non-GAAP gross margin 56.2% 77.8% 69.0% ($ in millions) Year Ended January 31, 2019 Optional Managed Customer Engagement SaaS Services Maintenance Total Recurring GAAP gross profit$ 75.7 $ 10.6 $ 258.6 $ 345.0 GAAP gross margin 69.1% 25.9% 82.1% 74.1% Revenue adjustments 12.5 2.2 0.4 15.1 Amortization of acquired technology (1) 2.7 1.0 7.0 10.7 Stock-based compensation expenses (1) 0.7 0.2 1.7 2.6 Acquisition expenses, net (1) 0.0 0.0 0.1 0.1 Restructuring expenses (1) 0.1 0.1 0.4 0.6 Non-GAAP gross profit$ 91.8 $ 14.1 $ 268.2 $ 374.1 Non-GAAP gross margin 75.1% 32.6% 85.1% 77.8% Note: Amounts may not cross foot due to rounding. (1) Represents the portion of our amortization of acquired technology, stock-based compensation expenses, acquisition expenses, net and restructuring expenses applicable to cost of revenue, allocated proportionally to our year ended 54 January 31, 2019, annual non-GAAP nonrecurring and recurring revenues, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins.

Estimated Non-GAAP Fully Allocated Operating Margins and Estimated Fully Allocated Adjusted EBITDA ($ in millions) For Year Ended For Year Ended January 31, 2017 January 31, 2018 Customer Cyber Customer Cyber Engagement Intelligence Consolidated Engagement Intelligence Consolidated Non-GAAP segment revenue $ 716.2 $ 356.5 $ 1,072.7 $ 755.0 $ 395.5 $ 1,150.5 Segment contribution (1) 269.0 85.8 354.8 286.2 94.6 380.8 Estimated allocation of shared support expenses (2) 100.3 49.9 150.2 103.5 51.2 154.7 Estimated non-GAAP operating income 168.7 35.9 204.6 182.7 43.4 226.1 Depreciation and amortization (3) 19.3 9.6 28.9 20.0 10.5 30.5 Estimated adjusted EBITDA $ 188.0 $ 45.5 $ 233.5 $ 202.7 $ 53.9 $ 256.6 Segment contribution margin 37.6% 24.1% 33.1% 37.9% 23.9% 33.1% Estimated non-GAAP fully allocated operating margin 23.6% 10.1% 19.1% 24.2% 11.0% 19.7% Estimated fully allocated EBITDA margin 26.2% 12.8% 21.8% 26.8% 13.6% 22.3% Note: Please refer to notes on bottom of Slide 56. Amounts may not cross foot due to rounding. 55

Estimated Non-GAAP Fully Allocated Operating Margins and Estimated Fully Allocated Adjusted EBITDA

($ in millions)

	For Year Ended January 31, 2019			Three Months Ended April 30, 2019		
	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP segment revenue	$ 811.3	$ 433.8	$ 1,245.1	$ 215.9	$ 108.3	$ 324.2
Segment contribution (1)	316.8	114.0	430.8	78.8	27.3	106.1
Estimated allocation of shared support expenses (2)	106.9	57.0	163.9	28.6	15.2	43.8
Estimated non-GAAP operating income	209.9	57.0	266.9	50.2	12.1	62.3
Depreciation and amortization (3)	19.4	10.4	29.8	5.1	2.7	7.8
Estimated adjusted EBITDA	$ 229.3	$ 67.4	$ 296.7	$ 55.3	$ 14.8	$ 70.1
Segment contribution margin	39.0%	26.3%	34.6%	36.5%	25.2%	32.7%
Estimated non-GAAP fully allocated operating margin	25.9%	13.1%	21.4%	23.3%	11.1%	19.2%
Estimated fully allocated EBITDA margin	28.3%	15.5%	23.8%	25.6%	13.6%	21.6%

Note: Amounts may not cross foot due to rounding.

(1) See footnote 16 to our Form 10-K for the year ended January 31, 2019, 2018 and 2017, and footnote 16 to our April 30, 2019 Form 10-Q.

(2) When determining segment contribution, we do not allocate "Shared support expenses" which are provided by shared resources or are otherwise generally not controlled by segment management, the majority of which are expenses for administrative support functions, such as information technology, human resources, finance, legal, and other general corporate support, and also include occupancy expenses, procurement, manufacturing support, and logistics expenses. For the year ended January 31, 2017 expenses are allocated proportionally to our year ended January 31, 2017 annual non-GAAP segment revenue. For the year ended January 31, 2018 expenses are allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue. For the year ended January 31, 2019 and three months ended April 30, 2019 expenses are allocated proportionally to our year ended January 31, 2019 annual non-GAAP segment revenue which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(3) Represents certain depreciation and amortization expenses, which are otherwise included in our non-GAAP operating income, allocated proportionally to our non-GAAP segment revenue for the years ended January 31, 2019, January 31, 2018 and January 31, 2017, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative adjusted EBITDA of our two businesses.

56